UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 1, 2021

iCap Vault 1, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-236458	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3535 Factoria Blvd. SE, Suite 500

Bellevue, WA 98006

(Address of principal executive offices)

(425) 278-9030

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether each registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On June 1, 2021, Joseph Turner, Controller, principal financial officer and principal accounting officer of iCap Vault 1, LLC (the “Company”) and of Vault Holding 1, LLC, a wholly owned subsidiary of the Company (“Vault Holding 1”), informed management of his intention to resign from his positions with the Company and Vault Holding 1, effective June 21, 2021. The Company has commenced a search for Mr. Turner’s replacement. In the meantime, effective June 21, 2021, Chris Christensen, Chief Executive Officer and a manager of the Company and Vault Holding 1, and a board member of iCap Vault Management, LLC (the “Manager”), the Company’s manager, will act as principal financial officer and principal accounting officer.

Mr. Christensen, age 45, has served as the Chief Executive Officer and a manager of the Company and Vault Holding 1 since July 30, 2018 and April 28, 2020, respectively, and Chief Executive Officer and Board Member of the Manager since November 2018. Since 2011, he has served as the Chief Executive Officer of iCap Enterprises, Inc. From August 2007 to August 2011, Mr. Christensen served as President of Altius Development, Inc., the predecessor to iCap Enterprises, Inc. Mr. Christensen brings knowledge and experience in the legal, finance and real estate industries, where he previously served as a licensed attorney. His experience in financial structuring, legal compliance, and fund management will help the Company achieve its goals of providing a reliable investment experience for its investors. He is a graduate of the University of Utah with a B.S. in Economics in May 2001, Seattle University School of Law with a J.D. in May 2004, and Seattle University Albers School of Business and Economics with a Master of International Business degree in November 2005. Mr. Christensen was joined as a party to a civil lawsuit initiated in July 2014 claiming Breach of Contract, in which he won on all claims against him, the claims were dismissed, and he was awarded attorney’s fees. Chris Christensen is the brother of Jim Christensen, Chief Operating Officer and a manager of the Company and Vault Holding 1, and a board member of the Manager. Mr. Christensen does not hold, and has not previously held, any directorships in any reporting companies.

As of March 31, 2021, a private placement secured demand note of $1,056 payable to Mr. Christensen, is included in related party private placement secured demand notes on the Company’s unaudited condensed consolidated balance sheets filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2021. As of December 31, 2020, this note totaled $1,051. As of March 31, 2021, a private placement secured demand note of $4,506,788 payable to iCap International Investments, LLC, a joint venture entity in which Mr. Christensen is the majority owner, is included in related party private placement secured demand notes on the Company’s unaudited condensed consolidated balance sheets filed with the SEC on May 14, 2021. As of December 31, 2020, there were no notes owned by iCap International Investments, LLC.

Mr. Christensen will not receive any additional compensation for his services as principal financial officer and principal accounting officer. The Company does not have any employees and does not currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager, including Mr. Christensen, receives compensation for his or her services, including services performed for the Company on behalf of the Manager, from iCap Enterprises, Inc., the Company’s sponsor. As executive officers of the Manager, these individuals, including Mr. Christensen, manage the Company’s day-to-day affairs and acquire, maintain, promote and sell the assets constituting the portfolio investments. Although the Company indirectly bears some of the costs of the compensation paid to these individuals, through fees the Company pays to the Manager, the Company does not intend to pay any compensation directly to these individuals.

The Company does not compensate anyone on the board of managers of the Manager, including Mr. Christensen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCap Vault 1, LLC
By:	iCap Vault Management, LLC, its manager

Dated: June 29, 2021	By:	/s/ Chris Christensen
Chris Christensen
Chief Executive Officer